KELSO TECHNOLOGIES INC.
2013 STOCK OPTION PLAN

PART 1
INTERPRETATION

1.01	Definitions. In this Plan the following words and phrases shall have the following meanings, namely:

	(a)	“Associate” means, where used to indicate a relationship with any person:

		(i)	a partner, other than a limited partner, of that person;

		(ii)	a trust or estate in which that person has a substantial beneficial interest or for which that person serves as trustee or in a similar capacity;

(iii)

a company in respect of which that person beneficially owns or controls, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all outstanding voting securities of the company; or

		(iv)	a relative, including the spouse or child, of that person or a relative of that person’s spouse, where the relative has the same home as that person;

and for the purpose of this definition, “spouse” includes an individual who is living with another individual in a marriage-like relationship.

	(b)	“Board” means the Board of Directors of the Company or, if applicable, the Committee.

	(c)	“Committee” means a committee of the Board appointed in accordance with this Plan or, if no such committee is appointed, the Board itself.

	(d)	“Company” means Kelso Technologies Inc.

	(e)	“Consultant” means, in relation to the Company, an individual (or a company wholly- owned by an individual) who:

		(i)	provides ongoing consulting services to the Company or an affiliate of the Company under a written contract;

		(ii)	possesses technical, business or management expertise of value to the Company or an affiliate of the Company;

		(iii)	spends a significant amount of time and attention on the business and affairs of the Company or an affiliate of the Company; and

(iv)	has a relationship with the Company or an affiliate of the Company that enables the individual to be knowledgeable about the business and affairs of the Company.

(f)	“Director” means any director of the Company or of any of its subsidiaries.

(g)

“Discounted Market Price” means the Market Price less the following maximum discounts based on closing price (and subject, not withstanding the application of any such maximum discount, to a minimum price per share of $0.05 and a minimum exercise price per incentive stock option, as the case may be, of $0.10):

Closing Price	Discount
up to $0.50	25%
$0.51 to $2.00	20%
above $2.00	15%

(h)

“Disinterested Shareholder Approval” means that the proposal must be approved by a majority of the votes cast at the shareholders’ meeting other than votes attaching to securities beneficially owned by Insiders and their Associates to whom shares may be issued pursuant to this Plan and, for purposes of this Plan, holders of non-voting and subordinate voting securities (if any) will be given full voting rights on a resolution which requires disinterested shareholder approval.

(i)	“Employee” means:

(i) an individual who is considered an employee of the Company or any of its subsidiaries under the Income Tax Act (i.e. for whom deductions (income tax, UIC and CPP) must be made at source);

(ii)

an individual who is a full-time (i.e. 35 - 40 hours per week) dependent contractor, that is one who works full-time for the Company or any of its subsidiaries providing services normally provided by an employee and is subject to the same control and direction by the Company or its subsidiary over the detail and methods of work as an employee of the Company or its subsidiary, but for whom income tax deductions are not made at source; or

(iii)

a part-time dependent contractor, that is an individual who works for the Company or any of its subsidiaries on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and is subject to the same control and direction by the Company or its subsidiary over the details and methods of work as an employee of the Company or its subsidiary, but for whom income tax deductions are not made at source;

and includes Management Company Employees and Consultants.

(j)	“Exchange” means the TSX Venture Exchange.

(k)	“Insider” means:

(i) a director or senior officer of the Company;

(ii) a director or senior officer of a person that is itself an insider or subsidiary of the Company; or

(iii) a person that beneficially owns or controls, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all outstanding voting securities of the Company; or

(iv) the Company itself if it holds any of its own securities.

(l)

“Management Company Employee” means an individual employed by a person providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a person engaged in investor relations activities.

(m)

“Market Price” means, subject to the exceptions prescribed by the Exchange from time to time, the last closing price of the Company’s shares before the issuance of the required news release disclosing the grant of options (but, if the policies of the Exchange provide an exception to such news release, then the last closing price of the Company’s shares before the grant of options).

(n)	“Officer” means any senior officer of the Company or of any of its subsidiaries as defined in the Securities Act (British Columbia).

(o)	“Plan” means this stock option plan as from time to time amended.

(p)	“Shares” means common shares without par value in the capital of the Company.

(q)	“Tier 1 Issuer” and “Tier 2 Issuer” have the meanings prescribed by the TSX Venture Exchange.

1.02	Gender. Throughout this Plan, words importing the masculine gender shall be interpreted as including the female gender.

PART 2
PURPOSE OF PLAN

2.01

Purpose. The purpose of this Plan is to attract and retain Employees, Officers and Directors and to motivate them to advance the interests of the Company by affording them the opportunity to acquire an equity interest in the Company through options granted under this Plan to purchase Shares. The Plan is expected to benefit the Company’s shareholders by enabling the Company to attract and retain personnel of the highest caliber by offering to them an opportunity to share in any increase in the value of the Shares to which they have contributed.

PART 3
GRANTING OR AMENDING OF OPTIONS

3.01

Administration. This Plan shall be administered by the Board or, if the Board so elects, by a committee (consisting of not less than two (2) of its members) appointed by the Board. Any Committee shall administer the Plan on behalf of the Board in accordance with such terms and conditions as the Board may prescribe, consistent with this Plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and either appoint new members in their place or decrease the size of the Committee, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. A majority of the members of the Committee shall constitute a quorum, and, subject to the limitations in this Part 3, all actions of the Committee shall require the affirmative vote of members who constitute a majority of such quorum. Members of the Committee may vote on any matters affecting the administration of the Plan or the grant of options pursuant to the Plan, except that no such member shall act upon the granting of an option to himself (but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to granting options to him).

3.02

Committee's Recommendations. The Board may accept all or any part of the recommendations of the Committee or may refer all or any part thereof back to the Committee for further consideration and recommendation. Such recommendations may include, but not be limited to, the following:

	(a)	resolution of questions arising in respect of the administration, interpretation and application of the Plan;

	(b)	reconciliation of any inconsistency or defect in the Plan in such manner and to such extent as shall reasonably be deemed necessary or advisable to carry out the purpose of the Plan;

	(c)	determination of the Employees, Officers and Directors (or their wholly-owned corporations) to whom, and when, options should be granted, as well as the number of Shares subject to each option;

	(d)	determination of the terms and conditions of the option agreement to be entered into with any optionee, consistent with this Plan; and

	(e)	determination of the duration and purpose of leaves of absence from employment which may be granted to optionees without constituting a termination of employment for purposes of the Plan.

3.03

Grant by Resolution. The Board, on its own initiative or, if a Committee of the Board shall have been appointed for the purpose of administering this Plan, upon the recommendation of such Committee, may by resolution designate those Employees, Officers and Directors to whom options should be granted (unless the Committee has been authorized by the Board to pass such resolution in which case they may do as so authorized).

3.04

Terms of Options. The resolution of the Board, or the Committee if applicable, shall specify the number of Shares that should be placed under option to each optionee, the price per Share to be paid upon exercise of the options, and the period during which such options may be exercised.

3.05

Written Agreements. Every option granted under this Plan shall be evidenced by a written agreement between the Company and the optionee and, where not expressly set out in the agreement, the provisions of such agreement shall conform to and be governed by this Plan. In the event of any inconsistency between the terms of the agreement and this Plan, the terms of this Plan shall govern.

3.06

Regulatory Approvals. The Board shall obtain all necessary regulatory approvals that may be required under applicable securities laws or the rules or policies of the Exchange. The Board shall also take reasonable steps to ensure that no options granted under the Plan, or the exercise thereof, shall violate the securities laws of the jurisdiction in which any optionee resides.

3.07	Amendment of Options. Options may also be amended under this Plan, whether granted under this Plan or otherwise, and the terms of this Plan shall apply mutatis mutandis.

PART 4
CONDITIONS GOVERNING THE GRANTING AND EXERCISING OF OPTIONS

4.01	Exercise Price. The exercise price of an option granted under this Plan shall not be less than the Discounted Market Price, provided that:

(a)

if options are granted within 90 days of a distribution by a prospectus, the minimum exercise price of those options will be the greater of the Discounted Market Price and the per share price paid by the public investors for Shares acquired under the distribution;

(b)	the 90 day period begins on the date a final receipt is issued for the prospectus;

(c)	for unit offerings, the minimum option exercise price will be the ‘base’ (or imputed) price of the shares included in the unit; and

(d)	for all other financings, the minimum exercise price will be the average price paid by the public investors.

4.02	Expiry Date. Each option shall, unless sooner terminated, expire on a date to be determined by the Board which will not exceed 10 years from the day the option is granted.

4.03

Different Exercise Periods, Prices and Number. The Board may, in its absolute discretion, upon granting options under this Plan, specify different time periods following the dates of granting the options during which the optionees may exercise their options to purchase Shares and may designate different exercise prices and numbers of Shares in respect of which each optionee may exercise his option during each respective time period.

4.04

Number of Shares. The number of Shares reserved for issuance to any one person pursuant to options granted under this Plan, together with any Shares reserved for issuance pursuant to options granted to that person during the previous 12 months in the case that the Company is a Tier 2 Issuer, shall not exceed 5% of the issued and outstanding Shares at the time of granting of the options, provided that the number of such Shares reserved for issuance to:

(a)	any one Consultant and

(b)	all persons in the aggregate employed in investor relations activities on behalf of the Company must not respectively exceed 2% of the outstanding Shares at the time of grant unless the Exchange permits otherwise.

4.05	Death of Optionee. If an optionee dies prior to the expiry of his option, his legal representatives may, by the earlier of:

(a)	one year from the date of the optionee’s death (or such lesser period as may be specified by the Board at the time of granting the option); and

(b)	the expiry date of the option;

exercise any portion of such option.

4.06

Expiry on Termination or Cessation. If an optionee ceases to be a Director, Officer or Employee for any reason other than death, his option shall terminate as specified by the Board at the time of granting the option and all rights to purchase Shares under such option shall cease and expire and be of no further force or effect. In accordance with the policies of the TSX Venture Exchange, all options must terminate within a reasonable period of time after the optionee ceases to be a Director, Officer or Employee.

4.07

Leave of Absence. Employment shall be deemed to continue intact during any sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days or, if longer, for so long as the optionee’s right to reemployment is guaranteed either by statute or by contract. If the period of such leave exceeds 90 days and the optionee’s reemployment is not so guaranteed, then his employment shall be deemed to have terminated on the ninety-first day of such leave.

4.08

Assignment. No option granted under this Plan or any right thereunder or in respect thereof shall be transferable or assignable otherwise than by will or pursuant to the laws of succession except that, if permitted by the rules and policies of the Exchange, an optionee shall have the right to assign any option granted to him hereunder to a trust or similar legal entity established by such optionee.

4.09

Notice. Options shall be exercised only in accordance with the terms and conditions of the agreements under which they are respectively granted and shall be exercisable only by notice in writing to the Company at its principal place of business.

4.10

Payment. Subject to any vesting requirements described in each individual option agreement, options may be exercised in whole or in part at any time prior to their lapse or termination. Shares purchased by an optionee on exercise of an option shall be paid for in full at the time of their purchase (i.e. concurrently with the giving of the requisite notice).

4.11

Share Certificate. As soon as practicable after due exercise of an option, the Company shall issue a share certificate evidencing the Shares with respect to which the option has been exercised. Until the issuance of such share certificate, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Part 6 hereof.

4.12

Vesting. Subject to the discretion of the Board, the options granted to an optionee under this Plan shall fully vest on the date of grant of such options. In accordance with the policies of the Exchange, and subject to their approval to the contrary, options issued to Consultants providing investor relations services must vest (and not otherwise be exercisable) in stages over a minimum of 12 months with no more than ¼ of the options vesting in any 3 month period.

4.13

Hold Period. In addition to any resale restrictions under applicable legislation, all options granted hereunder and all Shares issued on the exercise of such options will, if applicable under the policies of the Exchange, be subject to a four month TSX Venture Exchange hold period from the date the options are granted, and the stock option agreements and the certificates representing such Shares will bear the following legend:

“Without prior written approval of the Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [insert date].”

4.14

Individuals. Options may be granted only to an individual or to a company that is wholly- owned by an individual who is eligible for an option grant. Only individuals who are Directors, Officers, Consultants, Employees or Management Company Employees may be granted stock options. If the optionee is a Consultant, Employee or Management Company Employee, the Company must represent that the optionee is a bona fide Consultant, Employee or Management Company Employee, as the case may be. If the optionee is a company, it must agree not to effect or permit any transfer of ownership or option of shares of the company or to issue further shares of any class in the company to any other individual or entity as long as the incentive stock option remains outstanding, except with the written consent of the Exchange.

PART 5
RESERVE OF SHARES FOR OPTIONS

5.01

Maximum Number of Shares Reserved Under Plan. The aggregate number of Shares which may be subject to issuance pursuant to options granted under this Plan shall not exceed the equivalent of 10% of the issued and outstanding Shares of the Company from time to time. In addition, all options granted outside of this Plan, which are in existence on the effective date of this Plan, shall be counted as if granted under this Plan. The terms of this Plan shall not otherwise govern such pre-existing options.

5.02

Sufficient Authorized Shares to be Reserved. Whenever the Memorandum or Articles of the Company limit the number of authorized Shares, a sufficient number of Shares shall be reserved by the Board to satisfy the exercise of options granted under this Plan or otherwise. Shares that were the subject of options that have lapsed or terminated shall thereupon no longer be in reserve and may once again be subject to an option granted under this Plan.

5.03

Disinterested Shareholder Approval. Unless Disinterested Shareholder Approval is obtained, under no circumstances shall this Plan, together with all of the Company’s other previously established or proposed stock options, stock option plans, employee stock purchase plans or any other compensation or incentive mechanisms involving the issuance or potential issuance of Shares, result in or allow at any time:

	(a)	the number of Shares reserved for issuance pursuant to options granted to Insiders exceeding 10% of the outstanding Shares at the time of granting the options;

	(b)	the issuance to Insiders, within a one year period, of a number of Shares exceeding 10% of the outstanding Shares at the time of granting the options; or

(c)

except in the case of a Tier 1 Issuer (or equivalent), the issuance to any one Insider and such Insider’s Associates, within a one year period, of a number of Shares exceeding 5% of the outstanding Shares at the time of granting the options; or

(d)	any reduction in the exercise price of options granted to any person who is an Insider at the time of the proposed reduction.

PART 6
CHANGES IN SHARES

6.01

Share Consolidation or Subdivision. In the event that the Shares are at any time subdivided or consolidated, the number of Shares reserved for option and the price payable for any Shares that are then subject to option shall be adjusted accordingly.

6.02

Stock Dividend. In the event that the Shares are at any time changed as a result of the declaration of a stock dividend thereon, the number of Shares reserved for option and the price payable for any Shares that are then subject to option may be adjusted by the Board to such extent as they deem proper in their absolute discretion.

6.03

Reorganization. Subject to any required action by its shareholders, if the Company shall be a party to a reorganization, merger, dissolution or sale or lease of all or substantially all of its assets, whether or not the Company is the surviving entity, the option shall be adjusted so as to apply to the securities to which the holder of the number of shares of capital stock of the Company subject to the option would have been entitled by reason of such reorganization, merger or sale or lease of all or substantially all of its assets, provided however that the Company may satisfy any obligations to an optionee hereunder by paying to the said optionee in cash the difference between the exercise price of all unexercised options granted hereunder and the fair market value of the securities to which the optionee would be entitled upon exercise of all unexercised options, regardless of whether all conditions of exercise relating to continuous employment have been satisfied. Adjustments under this paragraph or any determinations as to the fair market value of any securities shall be made by the Board, or any committee thereof specifically designated by the Board to be responsible therefor, and any reasonable determination made by the said Board or committee thereof shall be binding and conclusive.

6.04

Rights Offering. If at any time the Company grants to the holders of its capital stock rights to subscribe for and purchase pro rata additional securities of the Company or of any other corporation or entity, there shall be no adjustments made to the number of shares or other securities subject to the option in consequence thereof and the said stock option of the optionee shall remain unaffected.

PART 7
EXCHANGE'S RULES AND POLICIES APPLY

7.01

Exchange's Rules and Policies Apply. This Plan and the granting and exercise of any options hereunder are also subject to such other terms and conditions as are set out from time to time in the rules and policies on stock options of the Exchange and any securities commission having jurisdiction and such rules and policies shall be deemed to be incorporated into and become a part of this Plan. In the event of an inconsistency between the provisions of such rules and policies and of this Plan, the provisions of such rules and policies shall govern.

PART 8
AMENDMENT OF PLAN

8.01

Board May Amend. Subject to Part 5 the Board may, by resolution, amend or terminate this Plan, but no such amendment or termination shall, except with the written consent of the optionees concerned, affect the terms and conditions of options previously granted under this Plan which have not then been exercised or terminated.

8.02	Exchange Approval. Any amendment to this Plan or options granted pursuant to this Plan shall not become effective until accepted for filing by the Exchange.

PART 9
MISCELLANEOUS PROVISIONS

9.01	Other Plans Not Affected. This Plan shall not in any way affect the policies or decisions of the Board in relation to the remuneration of Directors, Officers and Employees.

9.02

Effective Date of Plan. This Plan shall become effective upon the later of the date of acceptance for filing of this Plan by the Exchange and the approval of this Plan by the shareholders of the Company (i.e. by the holders of a majority of the Company's securities present or represented, and entitled to vote at a meeting of shareholders duly held) including, if applicable, Disinterested Shareholder Approval. However, options may be granted under this Plan prior to the receipt of approval of the Exchange or the shareholders. Any option granted before Exchange or shareholder approval is obtained, may not be exercised until both are obtained.

9.03

Use of Proceeds. Proceeds from the sale of Shares pursuant to the options granted and exercised under the Plan shall constitute general funds of the Company and shall be used for general corporate purposes.

9.04	Headings. The headings used in this Plan are for convenience of reference only and shall not in any way affect or be used in interpreting any of the provisions of this Plan.

9.05	No Obligation to Exercise. Optionees shall be under no obligation to exercise options granted under this Plan.

Termination of Plan. This Plan shall only terminate pursuant to a resolution of the Board or the Company’s shareholders.

SCHEDULE A

KELSO TECHNOLOGIES INC.
AUDIT COMMITTEE CHARTER

General

The Audit Committee is a committee of the Board of Directors (the “Board”) of Kelso Technologies Inc. (the “Corporation”) to which the Board delegates its responsibility for oversight of the financial reporting process.

Responsibilities of the Audit Committee include:

  Review the financial reporting process to ensure the accuracy of the financial statements of the Corporation;

  Assist the Board to properly and fully discharge its responsibilities;

  Strengthen the role of the Board by facilitating in depth discussions between directors, management and external auditors;

  Evaluate the independent auditor’s qualifications, performance and independence;

  Facilitate the independence of the independent auditor;

  Assess the processes relating to the determination and mitigation of risks and the maintenance of an effective control environment; and

  Review the processes to monitor compliance with laws and regulations.

The Audit Committee will provide communication among the independent auditor, senior management of the Corporation and the Board. The Audit Committee has the sole authority to approve any non-audit engagement by the Corporation’s independent auditors and to approve all audit engagement fees and terms.

Responsibilities of the Audit Committee

1.	Financial Reporting

1.1

Review, with management and the independent auditor, the Corporation’s annual financial statements, independent auditor reports, and disclosures under “Management’s Discussion and Analysis” before they are reviewed by the Board. Review interim financial information before it is released to the public. Review all public disclosure documents containing audited or unaudited financial information before release, including any prospectus, the annual report, the annual information form and management’s discussion and analysis.

1.2

The Audit Committee Chair, as a representative of the Committee, shall consult directly with the independent auditor to obtain their comments with respect to interim reports including related “Management’s Discussion and Analysis” (as a result of their limited scope review of the interim reports).

1.3

Conduct an investigation sufficient to provide reasonable grounds for believing that the financial statements and reports referred to in a) above are complete in all material respects and consistent with the information known to Committee members, and assess whether the financial statements reflect appropriate accounting principles.

1.4

Review with senior management of the Corporation and the independent auditor, management’s handling of any proposed audit adjustments identified by the independent auditors, the presentation and impact of signification risks and uncertainties, and key estimates and judgements of management that may be material to financial reporting.

1.5

Meet with the independent auditor to review the results of the annual audit, their judgments about the quality and appropriateness of the Corporation’s accounting principles, and any audit problems or difficulties and management’s response.

1.6	Review and resolve any significant disagreement among the Corporation’s management and the independent auditors in the financial reporting process.

1.7	Review the integrity of the Corporation’s internal and external financial reporting process, in consultation with the independent auditors.

1.8	Review the evaluation of internal controls by the external auditor, together with management’s response.

1.9	Review the post-audit or management letter, containing the recommendations of the external auditor, and management’s response and subsequent follow up to any identified weakness.

1.10

Consider, evaluate and recommend to the Board such changes as are appropriate to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditors or the Corporation’s senior management.

1.11

Review with independent auditors and the Corporation senior management the extent to which changes and improvements in financial and accounting practices, as approved by the Audit Committee, have been implemented.

2.	Independent Auditor

2.1	Approve the independent auditors’ proposed audit scope, approach and fees.

2.2	At least annually, obtain and review a report by the independent auditor describing:

(a)	the firm’s internal quality-control procedures, and

(b)

any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

2.3

Confirm the independence of the independent auditor by discussing and reviewing all significant relationships that the independent auditors have with the Corporation and obtaining their assertion of independence in accordance with professional standards.

2.4	Review the performance of the independent auditor.

2.5	Engage the Corporation’s independent auditor and present recommendations on the appointment or discharge of the independent auditor to the Board for presentation to the shareholders.

2.6

Approve in advance of the Corporation’s final commitment all consulting arrangements and any other non-audit service with the Corporation’s independent auditors other than services related to reviews of interim reports and tax services.

2.7	Approve all audit fees and terms.

2.8	When there is to be a change in the auditor, review all issues relating to the change including any reportable events.

2.9	Review any engagements for non-audit services to be provided by the independent auditor’s firm or affiliates, together with estimated fees and consider the independence of the auditor.

3.	Risk Assessment and Risk Management

3.1	Discuss with Corporation management guidelines and policies governing the risk assessment and risk management processes.

3.2	Review with Corporation management, the independent auditors, significant risks and exposures. Review management’s plans and processes to minimize such risks, including insurance coverage.

3.3	Evaluate whether Corporation management is adequately communicating the importance of internal control to all relevant personnel.

3.4	Periodically privately consult with the independent auditor about internal controls and the completeness and accuracy of the Corporation’s financial statements.

3.5	Review whether the internal control recommendations made by the internal auditors and the independent auditor are being implemented by Corporation management and, if not, why not.

4.	Compliance With Relevant Laws and Regulations

Periodically obtain updates from the Corporation’s senior management regarding procedures and processes to ensure compliance with applicable laws and regulations (including but not limited to, securities, tax and environmental matters).

5.	Other Responsibilities

5.1	Meet at least four times annually (for review of Q1, Q2 and Q3 interim reports as well as pre audit) with senior management and the independent auditors in separate sessions.

5.2	Institute special investigations, if necessary, and hire special counsel or experts to assist, if appropriate.

5.3	Review and update this Charter at least annually or as otherwise determined by the Committee, and obtain approval of changes from the Board.

5.4	Set clear hiring policies for employees or former employees of the independent auditors.

5.5	Review the procedures established for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters.

5.6

Review the procedures established allowing the confidential, anonymous submission by Corporation employees of concerns regarding questionable accounting or auditing matters and resolution of such concerns, if any.

5.7

Review with the Board, any issues that arise with respect to the quality or accuracy of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements and the performance and independence of the Corporation’s independent auditors.

5.8	Perform other oversight functions as requested by the Board.

5.9	As considered necessary in the course of fulfilling Audit Committee duties, obtain advice and assistance from outside legal, accounting or other advisors.

5.10	Report after each meeting to the Board regarding actions taken and matters discussed by the Committee.

Organization of the Audit Committee

The Audit Committee shall be comprised of a minimum of three Directors of which the majority are not officers, employees or control persons of the Corporation or its affiliates. Each member of the Committee shall have a working knowledge of basic finance and accounting practices. The Chair of the Committee must have accounting or related financial management experience. The members of the Committee and its Chair shall be appointed by the Board.

The Corporation will adequately fund the budget of the Audit Committee. The budget will include, at a minimum, payments to the independent auditors for audit services and, if necessary, other professionals retained by the Audit Committee from time to time.

The Committee shall meet four times annually (for review of Q1, Q2 and Q3 interim reports as well as pre audit), or more frequently as circumstances dictate. On an annual basis, the Committee shall report to the Board on the Committee’s performance against its charter and the goals established annually by the Committee for itself.

Procedure Governing Errors or Misstatements in Financial Statements

In the event a director or an officer of the Corporation has reason to believe, after discussion with management, that a material error or misstatement exists in financial statements of the Corporation, that director or officer shall forthwith notify the Audit Committee and the auditor of the error or misstatement of which the director or officer becomes aware in a financial statement that the auditor or a former auditor has reported on.

If the auditor or a former auditor of the Corporation is notified or becomes aware of an error or misstatement in a financial statement on which the auditor or former auditor has reported, and if in the auditor’s or former auditor’s opinion the error or misstatement is material, the auditor or former auditor shall inform each director accordingly.

When the Audit Committee or the Board is made aware of an error or misstatement in a financial statement the Board shall prepare and issue revised financial statements or otherwise inform the shareholders and file such revised financial statements as required.

Limitation on Audit Committee Members’ Duties

Nothing in this Charter is intended, or may be construed, to impose on any member of the Audit Committee a standard of care or diligence that is in any way more onerous or extensive than the standard required by law.